SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                             FORM  8-K
                           Current Report

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  July 31, 1995

                        MIDSOUTH BANCORP, INC.
        (Exact name of registrant as specified in its charter)

                             LOUISIANA
             (State or other jurisdiction of incorporation)

                2-91-000FW                      72-1020809
        (Commission File Number)       (Tax Identification Number)

        102 Versailles Boulevard, Lafayette, Louisiana,  70501
                (Address of Principal Executive Offices)

                          (318) 237-8343
         (Registrant's Telephone Number, including area code)

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          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On July 31, 1995, Sugarland Bancshares, Inc. and it's wholly-owned subsidiary, Sugarland State Bank, merged into registrant MidSouth Bancorp Inc. ("MidSouth") and MidSouth National Bank, respectively. The transaction resulted in the issuance of 187,286 shares of MidSouth Series A Cumulative Convertible Preferred Stock with a stated value of $14.25 per share to former shareholders of Sugarland Bancshares, Inc. Effective August 1, 1995, both the common stock and preferred stock of MidSouth is listed on the American Stock Exchange.

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements

               As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after August 15, 1995.

          (b)  Pro Forma Financial Information

               As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such information shall be filed by amendment to this Form 8-K no later than 60 days after August 15, 1995.

          (c)  Exhibits

               The Agreement and Plan of Merger between MidSouth Bancorp, Inc. and MidSouth National Bank and Sugarland Bancshares, Inc. and Sugarland State Bank is included as Exhibit 2.1 to MidSouth's Registration Statement on Form S-4 dated June 13, 1995 (file number 33-58499) and is incorporated herein by reference.


                                     SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MidSouth Bancorp, Inc.
                                             (Registrant)

                                             /s/ Teri S. Stelly
                                             ________________________
                                             Teri S. Stelly, Vice
                                             President/ Controller